                               TMI HOLDINGS, INC.
                        (FORMERLY THRIFT MANAGEMENT, INC.)


          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


The following table presents the computation of basic and diluted net (loss) per share:


                                                             Three Months Ended                       Nine Months Ended
                                                       --------------------------------       ----------------------------------
                                                       September 30,      September 24,       September 30,        September 24,
                                                            2001              2000                2001                 2000
                                                       -------------      -------------       -------------        -------------
Numerator:
     (Loss) before extraordinary gain                   $  (191,532)       $  (505,152)        $  (473,300)        $(1,465,434)
     Extraordinary gain on debenture settlement                  --                 --             408,552                  --
                                                        -----------        -----------         -----------         -----------
     Net (loss)                                         $  (191,532)       $  (505,152)        $   (64,748)        $(1,465,434)
                                                        ===========        ===========         ===========         ===========
Denominator:
     Denominator for basic loss per
     share--weighted-average shares                       3,047,210          2,547,210           2,987,210           2,465,710

     Effect of dilutive securities:
       Stock options                                             --                 --                  --                  --
                                                        -----------        -----------         -----------         -----------
     Denominator for diluted loss per share               3,047,210          2,547,210           2,987,210           2,465,710
                                                        ===========        ===========         ===========         ===========
                (Loss) per share:

     Basic and diluted:
     (Loss) before extraordinary gain                   $     (0.06)       $     (0.20)        $     (0.16)        $     (0.59)

     Extraordinary gain on debenture settlement                  --                 --                0.14                  --
                                                        -----------        -----------         -----------         -----------
     Net (loss) per share                               $     (0.06)       $     (0.20)        $     (0.02)        $     (0.59)
                                                        ===========        ===========         ===========         ===========

